THIRD AMENDMENT TO THE AMENDED AND RESTATED STANDARD EXCLUSIVE LICENSE AGREEMENT WITH SUBLICENSING TERMS NO. A5140

THIS THIRD AMENDMENT TO THE AMENDED AND RESTATED STANDARD EXCLUSIVE LICENSE AGREEMENT WITH SUBLICENSING TERMS NO. A5140 (this "Third Amendment") is made as of 10/19/2021 (the "Third Amendment Effective Date"), by and between the University of Florida Research Foundation, Inc., a not-for-profit corporation duly organized and existing under the laws of the State of Florida and having its principal office at 223 Grinter Hall, Gainesville, Florida 32611, U.S.A. ("UFRF"), and AxoGen, Inc., a corporation duly organized under the laws of the State of Delaware and having its principal office at 13631 Progress Blvd., Suite 400, Alachua, Florida 32615 ("Licensee"), for the purpose of amending that certain Amended and Restated Standard Exclusive License Agreement with Sublicensing Terms No. A5140, dated as of February 21, 2006, by and between UFRF and Licensee (the "Original Agreement"), as amended by that certain Letter Amendment, dated as of November 10, 2014 (the "First Amendment"), as further amended by that certain Second Amendment to the Amended and Restated Standard Exclusive License Agreement No. A5140, dated as of July 5, 2016 (the "Second Amendment", and the Original Agreement, as amended by the First Amendment and Second Amendment, the "Agreement"). Capitalized terms used and not otherwise defined in this Third Amendment shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the terms of the First Amendment do not apply to this Third Amendment;

WHEREAS, the parties desire to amend the Agreement by this Third Amendment as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and conditions previously set forth in the Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Amendments: The Agreement is hereby amended as follows:

   a. Section 3.1.1(c) is hereby amended and restated in its entirety as follows:

      "(c) starting in 2024 (i.e., the first Development Report will be provided in the first quarter of 2025) and until the date of first commercial sale of Licensed Products, it will supply UFRF with a written Development Report annually ninety (90) days after the end of the calendar year (see Appendix B)."

   b. Section 4.4.2 is hereby amended and restated in its entirety as follows:

      "4.4.2 Licensee shall pay a license maintenance fee for the Section 1.1.4 Patents of Twenty Thousand Dollars ($20,000) on the Third Amendment Effective Date of the Third Amendment to the Amended and Restated Standard Exclusive License Agreement with Sublicensing Terms No. A5140 (the "Third Amendment Effective Date") and an annual license maintenance fee of Twenty-Five Thousand Dollars ($25,000) due on each anniversary of the Third Amendment Effective Date until the date of the first commercial sale of Licensed Products covered by the Section 1.1.4 Patents. Following the date of the first commercial sale of Licensed Products covered by the Section 1.1.4 Patents, Licensee shall pay an annual license maintenance fee for the Section 1.1.4 Patents of Five Thousand Dollars ($5,000) due on each anniversary of the Third Amendment Effective Date thereafter during the term of this Agreement."

   c. Section 9.2 is hereby amended and restated in its entirety as follows:

      "Licensee may terminate this Agreement, in its entirety or in part, on a Licensed Patent-by-Licensed Patent basis, at any time by giving at least sixty (60) days written notice of such termination to UFRF."

d. Appendix A is hereby amended and restated in its entirety as set forth on Exhibit 1 attached hereto to set forth development milestones for a Licensed Product or Licensed Process covered by a Section 1.1.4 Patent.

2. No Other Amendments. All other terms and conditions of the Agreement shall remain in full force and effect. This Third Amendment, together with the Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof.

3. Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be an original as against either party whose signature appears thereon, but all of which taken together shall constitute one and the same instrument. An executed facsimile or electronic scanned copy of this Third Amendment shall have the same force and effect as an original.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the Third Amendment Effective Date.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

By: ______________________________
Name: Jim O'Connell
Title: Director, UF Innovate | Tech Licensing

AXOGEN, INC.

DocuSigned by:

By: 710E73CBF3D847E...
Name: Karen Zaderej
Title: President & CEO

EXHIBIT 1

Appendix A
Development Plan

Milestone	Target Date
Initiate process development of a Licensed Product or Licensed Process covered by the Section 1.1.4 Patents	Within one (1) year following BLA approval of the Avance® Nerve Graft. BLA approval is expected to be received in 2024.
Begin characterization testing of a Licensed Process covered by a Section 1.1.4 Patent	Within two (2) years following initiation of process development as described above, provided such process development results are satisfactory to Licensee
Begin *in vivo* study required to compare existing Licensed Process and new Licensed Process covered by a Section 1.1.4 Patent	Within two (2) years following initiation of characterization testing as described above, provided such characterization results are satisfactory to Licensee
Begin full scale manufacturing of a Licensed Process covered by a Section 1.1.4 Patent	Within one (1) year following completion of the *in vivo* study described above, provided that the *in vivo* study results are satisfactory to Licensee and a clinical study is not required by applicable law or any regulatory authority